Exhibit 99.1

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 153 of the Proxy Statement/Prospectus/Consent Solicitation Statement of Merida Merger Corp. I (“Merida”) filed with the Securities Exchange Commission (“SEC”) on December 21, 2021 (the “Proxy Statement/Prospectus/Consent Solicitation Statement”) and “Update to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 14 of the Proxy Statement/Prospectus/Consent Solicitation Statement Supplement of Merida filed with the SEC on January 18, 2022 (the “Proxy Supplement”) are replaced with the disclosure below.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages. Unless the context otherwise required, capitalized terms used below but not defined shall have the meaning set forth in the Proxy Statement/Prospectus/Consent Solicitation Statement.

Introduction

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Merida was a blank check company incorporated in Delaware on June 20, 2019. Merida was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more operating businesses or entities. As of September 30, 2021, Merida had $130,204 in its trust account.

Leafly was founded in 2010 and has grown into a leading marketplace and information resource platform. Leafly offers a deep library of content, including detailed information about cannabis strains, retailers and current events. Leafly is a trusted destination to discover legal cannabis products and order them from licensed retailers. Leafly offers subscription-based products and digital advertising used by over 7,800 cannabis brands and 4,600 retailers (the preceding two numbers are not presented in thousands). The company is headquartered in Seattle, Washington.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of Merida and the historical balance sheet of Leafly on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Merida and Leafly for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Leafly. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Merida was derived from the unaudited and audited financial statements of Merida as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020, which are included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement. The historical financial information of Leafly was derived from the unaudited and audited consolidated financial statements of Leafly as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020, which are included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement. This information should be read together with Merida’s and Leafly’s unaudited and audited financial statements and related notes, the sections titled “Other Information Related to Merida — Merida’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Leafly’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.

Accounting for the Transactions

The Business Combination is accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida are stated at historical cost, with no goodwill or other intangible assets recorded.

Leafly has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

●	Without including the effect of outstanding warrants, options, the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Leafly’s existing securityholders have the greatest voting interest in New Leafly with approximately 86% voting interest;

●	Leafly has the ability to nominate the majority of the members of the board of directors of New Leafly following the Closing; and

●	Leafly’s senior management are the senior management of New Leafly.

The unaudited pro forma condensed combined financial information has been prepared assuming no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly.

The following summarizes the pro forma shares of New Leafly Common Stock issued and outstanding immediately after the Business Combination:

	Shares	%
Merida public stockholders(1)	4,160	10.1
Merida initial stockholders (including Sponsor and EarlyBirdCapital)(2)	1,667	4.0
Merida convertible noteholders	38	0.1
Total Merida	5,865	14.2
Leafly existing securityholders(3)	35,434	85.8
Weighted average shares outstanding, basic and diluted – pro forma	41,299	100.0

(1)	Includes an aggregate of 28 sponsor shares transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements. Also includes 3,861 shares subject to the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(2)	No sponsor shares were forfeited pursuant to the Sponsor Agreement. This row reflects that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Merida’s initial public offering) vested upon the closing of the Mergers and (b) all 120,000 Representative Shares vested upon the closing of the Mergers, (c) 28 vested sponsor shares were transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 vested sponsor shares were transferred to the Note Investors pursuant to the 2022 Note Purchase Agreement.

(3)	Amount represents approximately 25,166 shares converted from Leafly Common Stock, 6,141 shares converted from Leafly Preferred Stock, and 4,128 shares converted from Leafly convertible notes.

Description of the Business Combination

Upon the closing of the Business Combination, Merida assumed the name “Leafly Holdings, Inc.” The aggregate consideration for the Business Combination was estimated to be $385,000 and is payable in the form of shares of Common Stock. Pursuant to the terms of the Merger Agreement, the following occurred at Closing:

●	In the Initial Merger, Merger Sub I merged with and into Leafly, with Leafly being the surviving entity of the Initial Merger, and immediately following the Initial Merger and as a part of the same overall transaction as the Initial Merger, in the Final Merger Leafly merged with and into Merger Sub II, with Merger Sub II being the surviving entity of the Final Merger and a fully-owned subsidiary of Merida;

●	the conversion of Leafly Convertible Promissory Notes to Leafly Common Stock immediately prior to the Closing in accordance with the Leafly Charter and then approximately 12,573 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement; and

●	the conversion of 18,702 shares of Leafly Preferred Stock to approximately 6,141 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

In addition, and in connection with the forgoing:

●	Pursuant to the 2022 Note Purchase Agreement, Merida issued $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on the Maturity Date of January 31, 2025. The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”) which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor transferred, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.

●	Pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 1,286 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements additionally provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor transferred to the Public Stockholders an aggregate of 1 sponsor shares beneficially owned by it (or its designees) for every 45 Public Shares not redeemed by the Public Stockholders at the special meeting and held at the closing, which equated to 27 shares transferred.

●	Pursuant to the Additional Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 2,575 Public Shares in connection with the special meeting.

●	Further, pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, the Company deposited in escrow, $39,032 of cash released from the trust.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Merida and Leafly. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2021

Historical
(in thousands)	MCMJ	Leafly	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$101	$33,104	$18,548	a,b,d	$51,753
Accounts receivable, net	—	2,166	—		2,166
Prepaid expenses and other current assets	233	3,485	(2,131)	b	1,587
Restricted cash	—	142	39,032	a	39,174
Total current assets	334	38,897	55,449		94,680
Cash and marketable securities held in trust account	130,203	—	(130,203)	a,c,e	—
Property and equipment, net	—	323	—		323
Deposits and other assets	—	82	—		82
Total assets	$130,537	$39,302	$(74,753)		$95,086

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$265	$3,182	$(1,826)	b	$1,621
Accrued expenses	—	6,396	(711)	d	5,685
Related party payables	417	24	(417)	c	24
Deferred revenue	—	2,179	—		2,179
Total current liabilities	682	11,781	(2,954)		9,509
Other liabilities	7,229	—	2,175	i	9,404
Convertible promissory notes	—	31,353	(2,754)	d	28,599
Total liabilities	7,911	43,134	(3,533)		47,512

Redeemable common stock	130,179	—	(130,179)	e	—

Stockholders’ equity
Series A preferred stock	—	2	(2)	f	—
Common stock	—	8	—	e,f,g	8
Additional paid-in-capital	—	60,784	53,178		113,962
Accumulated deficit	(7,553)	(64,626)	5,783		(66,396)
Total stockholders’ equity	(7,553)	(3,832)	58,958		47,573
Total liabilities and stockholders’ equity	$130,537	$39,302	$(74,753)		$95,086

Following is detail of the adjustments to additional paid-in capital and accumulated deficit:

(in thousands)	Transaction Accounting Adjustments
Additional paid-in-capital
Transaction costs	(13,364)	b
Conversion of convertible notes	32,180	d
Warrants and shares transferred to New Notes holders	924	d
Derivative liability for Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements	(2,175)	i
Reclass of Merida redeemable stock	41,392	e
Conversion of Leafly Preferred Stock and Leafly Common Stock	4	f,g
Reclass of Merida’s historical accumulated deficit	(7,553)	h
Modification of CEO options	1,770	aa
Total additional paid-in capital	53,178
Accumulated deficit
Reclass Merida’s historical accumulated deficit	7,553	h
Modification of CEO options	(1,770)	aa
Total accumulated deficit	5,783

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Historical
(in thousands, except per share amounts)	MCMJ	Leafly	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$30,959	$—		$30,959
Cost of revenue		3,564	—		3,564
Gross margin	—	27,395	—		27,395

Operating expenses:
Sales and marketing	—	13,148	—		13,148
Product development	—	9,905	—		9,905
General and administrative	953	10,485	(45)	bb	11,393
Total operating expenses	953	33,538	(45)		34,446
Loss from operations	(953)	(6,143)	45		(7,051)
Interest income (expense), net and unrealized gain	28	(698)	(1,206)	cc,dd	(1,876)
Change in fair value of warrant liability	(3,279)	—	—		(3,279)
Other expense, net	—	(39)	—		(39)
Loss before income taxes	(4,204)	(6,880)	(1,161)		(12,245)
Provision for income taxes	—	—	—	ee	—
Net loss	$(4,204)	$(6,880)	$(1,161)		$(12,245)

Net loss per share – redeemable common stock:
Weighted average shares outstanding, basic and diluted	13,002	—	(13,002)		—
Net loss per share, basic and diluted	$(0.26)	$—	$0.26		$—

Net loss per share – common stock:
Weighted average shares outstanding, basic and diluted	3,370	75,630	(37,701)		41,299
Net loss per share, basic and diluted	$(0.26)	$(0.09)	$0.05		$(0.30)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

Historical
(in thousands, except per share amounts)	MCMJ (as Restated)	Leafly	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$36,392	$—		$36,392
Cost of revenue	—	4,962	—		4,962
Gross margin	—	31,430	—		31,430

Operating expenses:
Sales and marketing	—	13,189	—		13,189
Product development	—	14,485	—		14,485
General and administrative	661	13,052	1,710	aa,bb	15,423
Total operating expenses	661	40,726	1,710		43,097
Loss from operations	(661)	(9,296)	(1,710)		(11,667)
Interest income (expense), net and unrealized gain	789	(637)	(3,736)	cc,dd	(3,584)
Change in fair values of derivative liabilities	(1,975)	—	64	ff	(1,911)
Other expense, net	—	(31)	—		(31)
Loss before income taxes	(1,847)	(9,964)	(5,382)		(17,193)
Provision for income taxes	(27)	—	—	ee	(27)
Net loss	$(1,874)	$(9,964)	$(5,382)		$(17,220)

Net loss per share – redeemable common stock:
Weighted average shares outstanding, basic and diluted	13,002	—	(13,002)		—
Net loss per share, basic and diluted	$(0.11)	$—	$0.11		$—

Net loss per share – common stock:
Weighted average shares outstanding, basic and diluted	3,370	76,431	(38,502)		41,299
Net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.17)		$(0.42)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages.

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Leafly.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Leafly as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Merida’s unaudited balance sheet as of September 30, 2021 and the related notes for the period ended September 30, 2021, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement;

●	Leafly’s unaudited balance sheet as of September 30, 2021 and the related notes for the period ended September 30, 2021, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	Merida’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement; and

●	Leafly’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Merida’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement; and

●	Leafly’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.

The unaudited pro forma condensed combined financial information has been prepared assuming no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly. Additionally, the unaudited pro forma condensed combined financial information reflects the redemption of 8,869 shares of Common Stock by Merida public stockholders who exercised their right to redeem their public shares for a pro rata share of the trust account.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Merida believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Merida believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Leafly. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Merida and Leafly.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Merida’s and Leafly’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Leafly. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Mergers and has been prepared for informational purposes only.

Merida and Leafly are currently finalizing their accounting analysis of the New Notes, and more specifically, the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. As a result, the adjustments to the unaudited pro forma condensed combined financial information include adjustments with respect to the issuance of the New Notes, and transfer of sponsor shares and private warrants at the time of issuance of the New Notes, with $30,000 of proceeds allocated between these instruments using the residual method, as well as the accretion of the New Notes to their par value as of the first redemption date 13 months post-issuance through entries to interest expense. However, any effect of the analysis of the potential existence of embedded premium or derivatives requiring bifurcation from the New Notes has currently been excluded from the unaudited pro forma condensed combined financial information due to the fact that the analysis has not yet been finalized. The adjustments to the unaudited pro forma condensed combined financial information reflect the best estimates of Merida and Leafly based on information currently available, and are subject to change, based on the outcome of the finalized analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. Differences between these preliminary estimates and the final accounting could be material. The excluded adjustments relate to potential non-cash expenses, the magnitude of which is currently indeterminable because a valuation would need to be performed by valuation experts if Merida and Leafly conclude that an embedded feature or features require bifurcation. Merida and Leafly expect to finalize the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes by the time it completes is overall analysis for accounting for the Mergers and the associated accounting is audited by its auditors through New Leafly’s 2021 year-end audit, no later than the date on which it files a form with the SEC fulfilling its Form 10-K obligations, currently anticipated to be no later than March 31, 2022.

The preceding unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Merida has elected to present Management’s Adjustments in addition to Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. Transaction Accounting Adjustments are included in the preceding Pro Forma Condensed Combined Financial Information tables, while Management’s Adjustments are included only in note 5 within these Notes to Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of New Leafly Common Stock outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)	Reflects the reclassification of cash held in the Merida’s trust account that becomes available at the Closing. Amounts available to New Leafly were reduced as a result of redemptions of 8,869 shares of Common Stock by Merida stockholders as well as due to $39,032 of cash released from the trust that was deposited in escrow at Closing in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash.

(b)	Reflects the settlement of $13,660 of estimated costs direct and incremental to the transaction. Of the total, $2,426 had been recorded as of September 30, 2021, with $601 having been paid, and $11,234 had not been recorded as of September 30, 2021. These amounts were reclassified (those already recorded) or booked (those not yet recorded) to additional paid in capital at Closing.

(c)	Reflects the settlement of amounts due from Merida to its Sponsor upon the Closing.

(d)	Reflects the conversion of $31,470 principal of Leafly convertible promissory notes, plus $711 of interest accrued at September 30, 2021, which converted to New Leafly Common Stock upon the Closing.

Also reflects the issuance of $30,000 principal of New Notes and $360 of estimated associated debt issuance costs (excluding the value of sponsor shares and Private Warrants transferred, as discussed below within this footnote). Pursuant to the 2022 Note Purchase Agreement, Merida issued $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on January 31, 2025 (the “Maturity Date”). The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor transferred, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors. The value of these transfers is recorded as a reduction of convertible promissory notes.

(e)	Reflects the reclassification of Merida’s Common Stock subject to possible redemption to permanent equity at $0.0001 par value. As of the Closing, 8,869 shares of Merida’s Common Stock were redeemed and 4,132 shares of Merida’s redeemable Common Stock remain outstanding as non-redeemable New Leafly Common Stock and will be reclassified to permanent equity.

(f)	Reflects the conversion of 18,702 shares of Leafly Preferred Stock to approximately 6,141 shares New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

(g)	Reflects the recapitalization of Leafly’s equity and issuance of New Leafly Common Stock as consideration for the Mergers. Aggregate consideration to be paid in the Mergers is calculated based on an enterprise value of $385,000, with further adjustments in accordance with the terms of the Merger Agreement. The total Merger Consideration was apportioned between cash and New Leafly Common Stock as follows: (i) each issued and outstanding share of Leafly Common Stock (including shares of Leafly Common Stock issued upon conversion of the Notes) was automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio and (ii) each issued and outstanding share of Leafly Preferred Stock was automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio multiplied by the number of shares of Leafly Common Stock issuable upon conversion of such shares of Leafly Preferred Stock.

The Leafly shareholders described above received 35,434 shares of New Leafly Common Stock and no cash from Merida’s trust account. Approximately $41,415 in cash was released from Merida’s trust account at Closing (after giving effect to the redemption of 8,869 shares of Common Stock by holders who exercised their right to redeem their shares). However, as described in footnote (a), at the Closing, $39,032 of cash released from the trust was deposited in escrow in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash. The balance of the cash released from the trust was used to pay a subset of the transaction costs discussed in note (b).

Additionally, the Leafly shareholders described above and Participants combined will receive on a pro rata basis a portion of up to 6,000 restricted shares of New Leafly Common Stock that will vest if New Leafly achieves certain earnout thresholds prior to the third anniversary of the Closing. These shares are excluded from the pro forma balance sheet adjustments because the shares are subject to forfeiture as of the Closing. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — Structure of the Mergers — Consideration to Leafly Securityholders and Earnout Plan Participants” in the Proxy Statement/Prospectus/Consent Solicitation Statement and “Update to the Business Combination Proposal” in the Proxy Supplement for more details.

(h)	Reflects the reclassification of Merida’s historical retained earnings to additional paid in capital as part of the Mergers.

(i)	Reflects the recording of the fair value of derivative liabilities for the put options embedded within the Share Transfer, Non-Redemption and Forward Purchase Agreements and Additional Non-Redemption and Forward Purchase Agreements.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 are as follows:

(aa)	Reflects $1,301 of stock-based compensation expense for the vesting of 50% of the CEO’s “Liquidity Event Option” immediately prior to close of the Mergers and $469 of stock-based compensation expense for the modification of the remaining 50% of the CEO’s “Liquidity Event Option” immediately prior to close of the Mergers. See further discussion of the terms of these option awards in “Executive and Director Compensation of Leafly — 2020 Compensation of Named Executive Officers — Option Awards — Option Award Granted to Yoko Miyashita.”

(bb)	Reflects the elimination of the Merida administrative service fee paid to the Sponsor that ceased.

(cc)	Reflects the elimination of interest income earned on Merida’s trust account due to the release of trust funds to cash or the reduction in trust funds due to the redemption of redeemable stock.

(dd)	Reflects the elimination of $636 and $711, respectively, of interest expense on Leafly’s outstanding convertible promissory notes that will convert to stock upon the close of the Mergers. Also reflects the addition of $3,583 and $1,889, respectively, of interest expense on the New Notes that will be issued upon the close of the Mergers, including accretion of $331 and $28, respectively.

(ee)	Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In their historical periods, Leafly and Merida concluded that it is more likely than not that they will not recognize the benefits of federal and state net deferred tax assets and as a result established valuation allowances. For pro forma purposes, it is assumed that this conclusion will continue at and subsequent to the close date of the Mergers and as such, a 0% effective tax rate is reflected.

(ff)	Reflects the estimated change in fair value of the derivative liability for the shareholder agreements discussed in footnote (i) above, over their three month term.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the nine months ended September 30, 2021 and for the year ended December 31, 2020:

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(12,245)	$(17,220)
Weighted average shares outstanding, basic and diluted	41,299	41,299
Net loss per share, basic and diluted	$(0.30)	$(0.42)

The following table provides details of the weighted average shares outstanding included in both periods presented in the table above:

Merida public stockholders(1)	4,160
Merida initial stockholders (including Sponsor and EarlyBirdCapital)(2)	1,667
Merida convertible noteholders	38
Total Merida	5,865
Leafly existing securityholders(3)	35,434
Weighted average shares outstanding, basic and diluted – pro forma	41,299

(1)	Includes an aggregate of 28 sponsor shares transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements. Also includes 3,861 shares subject to the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(2)	No sponsor shares were forfeited pursuant to the Sponsor Agreement. This row reflects that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Merida’s initial public offering) vested upon the closing of the Mergers and (b) all 120,000 Representative Shares vested upon the closing of the Mergers, (c) 28 vested sponsor shares were transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 vested sponsor shares were transferred to the Note Investors pursuant to the 2022 Note Purchase Agreement.
(3)	Amount represents approximately 25,166 shares converted from Leafly Common Stock, 6,141 shares converted from Leafly Preferred Stock, and 4,128 shares converted from Leafly convertible notes.

The following potentially dilutive outstanding securities were excluded from the pro forma weighted average shares outstanding for the nine months ended September 30, 2021 and the year ended December 31, 2020, because they are not participating securities and their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by September 30, 2021:

Earnout Shares	6,000	(1)
Merida private placement and public Warrants	10,451	(2)
Merida sponsor shares and Representative Shares that will be subject to earnout	1,625	(3)
Shares subject to potential conversion of the New Notes	2,400	(4)
Shares subject to outstanding Leafly stock options	3,726	(5)
Total potentially dilutive securities	24,202

(1)	Up to 6,000 shares of Common Stock may be issuable to Leafly securityholders and Participants in respect of the Earnout Shares. We cannot predict whether or to what extent any or all of the Earnout Shares will be issued.

(2)	Amount represents 10,451 Warrants outstanding at September 30, 2021.

(3)	Amount represents the 50% of sponsor shares that became subject to forfeiture per the conditions described under “Proposal No. 1 — The Business Combination Proposal — Related Agreements” upon closing of the Business Combination.

(4)	This amount represents 2,400 shares of New Leafly Common Stock potentially issuable upon conversion of the New Notes. The New Notes are convertible into shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor agreed to transfer, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.

(5)	Amount represents 11,349 options outstanding upon closing of the Mergers converted to options for New Leafly Common Stock using an exchange ratio of 0.3283.

Also excluded are any future grants of warrants, any grants of stock options beyond February 4, 2022 under existing or future incentive plans, or any further financing of Leafly.

5. Management’s Adjustments

The tables below show the estimated incremental costs related to Leafly’s change in status from a privately held company to a publicly traded company after the closing of the Business Combination. Management expects the company to incur additional costs, including higher director and officer insurance costs, costs for accounting and legal staff, and other costs of complying with SEC and other public company regulations. The estimated costs are presented below as if they had occurred on January 1, 2020, and the statutory tax rate used is 0%, consistent with note (ee) above. The adjustments shown below include those that Leafly’s management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as Leafly transitions to being a public company.

($ in thousands, except per share amounts)	Net Loss	Basic and Diluted Loss per Share	Weighted Average Shares
For the Nine Months Ended September 30, 2021
Pro forma combined(1)	$(12,245)	$(0.30)	41,299
Public company costs	5,653		—
Pro forma combined after management’s adjustments	$(17,898)	$(0.43)	41,299

For the Year Ended December 31, 2020
Pro forma combined(2)	$(17,220)	$(0.42)	41,299
Public company costs	8,575		—
Pro forma combined after management’s adjustments	$(25,795)	$(0.62)	41,299

(1)	As shown in the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021 in this Supplement.
(2)	As shown in the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020 on page in this Supplement.